UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2010

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of the shareholders (the “meeting”) of Olin Corporation (the “Company”) was held on April 22, 2010.  Of the 78,798,808 shares of Common Stock entitled to vote at such meeting, 72,736,308 shares were present for purposes of a quorum.  The voting results for each of the four proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - Three Class I Directors were elected at the meeting, for a term of three years, as follows:

	Votes For	Votes Withheld
C. Robert Bunch	58,465,394	1,614,088

Randall W. Larrimore	57,681,436	2,398,046

John M. B. O’Connor	58,068,220	2,011,262

There were no abstentions and there were 12,656,826 shares non-voted by brokers related to the election of the Class I directors listed above.

The shareholder votes at the meeting on proposals 2, 3 and 4 were as set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2 - Approval of the Amended and Restated 1997 Stock Plan for Non-employee Directors	54,477,438	4,986,714	615,330	12,656,826

Proposal 3 - Approval of the Amended and Restated Olin Senior Management Incentive Compensation Plan	66,627,309	5,320,498	788,501	0

Proposal 4 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010	70,821,734	1,575,393	339,181	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 OLIN CORPORATION

                 By:           /s/ George H. Pain
                         Name:      George H. Pain
                         Title:        Vice President, General Counsel and Secretary

Date:  April 27, 2010